Exhibit 8.1

LIST OF SUBSIDIARIES

Name	Country of Incorporation	Principal Business	ORIX Voting Power*
ORIX Auto Corporation	Japan	Automobile Leasing, Rental, Car Sharing and Sales of Used Automobiles	100%
ORIX Rentec Corporation	Japan	Rental and Leasing of Test and Measurement Instruments and ICT-Related Equipment	100%
Yodogawa Transformer Co., Ltd.	Japan	Manufacturing, Rental, and Sales of Power Receiving, Transforming, and Generating Facilities and Equipment, Various Types of Transformers, Cubicles, etc.	100%
ORIX Asset Management & Loan Services Corporation	Japan	Loan Servicing	100%
ORIX Real Estate Corporation	Japan	Real Estate Investment, Development, Rental, Facility Operation and Management	100%
ORIX Real Estate Investment Advisors Corporation	Japan	Real Estate Investment and Advisory Services	100%
ORIX Asset Management Corporation	Japan	Asset Management of J-REIT	100%
DAIKYO INCORPORATED	Japan	Housing Development and Sales, Redevelopment	100%
DHC Corporation	Japan	Research and Development, Manufacture, and Sale, etc. of Cosmetics and Health Hoods	100%
ORIX Eco Services Corporation	Japan	Trading of Recycled Metals and other Resources, Collection and Transportation of Industrial Waste, and Intermediate Waste Processing	100%
Elawan Energy S.L.	Spain	Development and Operation of Wind and Solar Power Generation	100%
ORIX Life Insurance Corporation	Japan	Life Insurance	100%
ORIX Bank Corporation	Japan	Banking	100%
Santoku Holdings Corporation	Japan	Ship-Owner Business and Ship Management	100%
ORIX Aviation Systems Limited	Ireland	Aircraft Leasing, Aircraft Asset Management	100%
ORIX Corporation USA	U.S.A.	Financial Services	100%
ORIX Corporation Europe N.V.	Netherlands	Asset Management	100%
ORIX Asia Limited	China (Hong Kong)	Leasing, Automobile Leasing, Lending, Banking	100%
ORIX Leasing Malaysia Berhad	Malaysia	Leasing, Lending	100%
PT. ORIX Indonesia Finance	Indonesia	Leasing, Automobile Leasing	85%
ORIX Australia Corporation Limited	Australia	Automobile Leasing and Truck Rentals	100%
ORIX (China) Investment Co., Ltd.	China	Equity Investment, Other Financial Services	100%
ORIX Capital Korea Corporation	South Korea	Automobile Leasing, Leasing, Lending	100%
Thai ORIX Leasing Co., Ltd	Thailand	Leasing, Automobile Leasing and Rentals	96%
ORIX Auto Infrastructure Services Limited	India	Automobile Leasing, ICT Leasing, Rentals, Leasing, Commercial Vehicle Loans, Commercial Mortgage Loans	99%
ORIX Auto Leasing Taiwan Corporation	Taiwan	Automobile Leasing	100%
Osaka City Dome Co., Ltd.	Japan	Management and Operation of Multipurpose Halls, and Planning, Production, and Operation of Various Events Including Sports	90%
Another 1105 Subsidiaries

LIST OF AFFILIATES
Kansai Airports	Japan	Airport Operation	40%
ORIX Credit Corporation	Japan	Consumer Finance Services	34%
Avolon Holdings Limited	Ireland	Aircraft Leasing	30%
Another 124 Affiliates

* ORIX voting power includes ORIX’s indirect voting power.

8.1-1